Exhibit 3.1

CERTIFICATE OF THIRD AMENDMENT OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ENSYSCE BIOSCIENCES, INC.

Ensysce Biosciences, Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST. The name of the corporation is Ensysce Biosciences, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 11, 2017 and was amended by the Certificate of Amendment, which was filed with the Secretary of State of Delaware on September 11, 2017.

SECOND. A first amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 30, 2017. A second amended and restated certificate of incorporation was filed with the Secretary of State of Delaware on December 1, 2017 (the “Second Amended and Restated Certificate”). A first amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on December 5, 2019. A second amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on March 26, 2020. A third amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on June 29, 2020. A fourth amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on November 30, 2020. A third amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 30, 2021 (the “Certificate”). An amendment to the Certificate was filed with the Secretary of State of the State of Delaware on September 9, 2022. A second amendment to the Certificate was filed with the Secretary of State of the State of Delaware on October 27, 2022 (the “Certificate Amendment”). A Certificate of Designation of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 1, 2023 (“Certificate of Designation”). An amendment to the Certificate of Designation was filed with the Secretary of State of the State of Delaware on February 7, 2023.

THIRD. The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL. The following paragraph hereby replaces the first paragraph of Article IV of the Certificate that is found in the Certificate Amendment:

“Contingent and effective as of 12:01 am on March 31, 2023 (the “Effective Time”), each twelve (12) shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.0001 per share, of the Company (the “Reverse Split”). No fractional share shall be issued in connection with the Reverse Split. Holders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of Common Stock on the exchange the Company is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split).

FOURTH. This Certificate of Third Amendment of the Third Amended and Restated Certificate of Incorporation so adopted (i) shall be effective as of 12:01 am on March 31, 2023, (ii) reads in full as set forth above and (iii) is hereby incorporated into the Third Amended and Restated Certificate of Incorporation by this reference. All other provisions of the Third Amended and Restated Certificate of Incorporation, as amended, remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Third Amendment to be executed by the duly authorized officer below as of this 28th day of March 2023.